JOINT FILING AGREEMENT


                  Each of the undersigned hereby agree that the statement on Amendment No. 2 to Schedule 13D with respect to the Common Stock, $.01 par value per share, of Hospitality Worldwide Services, Inc. f/k/a Light Savers U.S.A., Inc., dated February 6, 1997 is, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) of the Securities Exchange Act of 1934.

Dated:  February 6, 1997
                                        WATERTONE HOLDINGS LP

                                        By: WATERMARK INVESTMENTS
                                            LIMITED, LLC, its General
                                            Partner


                                            By: /s/ Robert Berman
                                                --------------------------------
                                                Robert Berman
                                                Manager


                                        WATERMARK INVESTMENTS LIMITED,
                                        LLC


                                        By: /s/ Robert Berman
                                            ------------------------------------
                                            Robert Berman
                                            Manager


                                        /s/ Robert Berman
                                        ----------------------------------------
                                        Robert Berman, Individually